UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2024

ARVANA INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-30695 (Commission File Number)	87-0618509 (IRS Employer Identification No.)

299 South Main Street, 13th Floor, Salt Lake City, Utah 84111

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (801) 232-7395

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
n/a	n/a	n/a

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.45 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check number if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;

On July 21, 2024, the majority of the shareholders through written resolution terminated two of the three directors of Arvana Inc. Mr. Ruairidh Campbell and Mr. Shawn Teigen were removed effective immediately.

On July 21, 2024, the majority of the shareholder through written consent elected Mr. James Kim as director of Arvana Inc. effective immediately. The Board of Directors of Arvana Inc., now consists of Sir John F. Baring as Chairman of the Board and James Kim as an non-independent director.

On July 21, 2024, the Board of Directors of Arvana Inc., terminated Mr. Ruairidh Campbell as Chief Executive Officer effective immediately.

On July 21, 2024 the Board of Directors of Arvana Inc, elected Mr. James Kim as Chief Executive Officer of Arvana Inc., effective immediately.

Neither Sir John F Baring nor Mr. Jame Kim has any family relationship with any other director, executive officer, or person nominated or chosen to become a director or executive officer of the Company. There is currently no written agreement between the Company and Sir John F Baring and Mr. James Kim.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arvana, Inc.	Date

By: /s/ James Kim	July 22, 2024
Name: James Kim
Title: Chief Executive Officer

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